Calculation of Filing Fee Tables
Form S-8
(Form Type)
CRITEO S.A.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, €0.025 par value (1)	Other (3)	9,000,000 (2)	$23.63 (3)	$212,670,000 (3)	$92.70 per million dollars (2)	$19,714.51 (2)
Total Offering Amounts					N/A		$19,714.51
Total Fee Offsets							‒
Net Fee Due							$19,714.51

(1)    The securities to be registered include ordinary shares, par value €0.025 per share, (“Ordinary Shares”) of Criteo S.A. (the “Registrant”), options to purchase Ordinary Shares issuable under the Registrant’s Amended 2016 Stock Option Plan and rights to acquire Ordinary Shares issuable under the Registrant’s Amended and Restated 2015 Time-Based Restricted Stock Units Plan or under the Registrant’s Amended and Restated 2015 Performance-Based Restricted Stock Units Plan. The Ordinary Shares may be represented by American Depositary Shares (“ADSs”) of the Registrant. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-191715, as amended by post-effective amendment filed with the Securities and Exchange Commission on December 17, 2021).
(2)    This Registration Statement covers 9,000,000 Ordinary Shares issuable under the Registrant’s Amended 2016 Stock Option Plan, Amended and Restated 2015 Time-Based Restricted Stock Units Plan, or Amended and Restated 2015 Performance-Based Restricted Stock Units Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) and also covers an indeterminate amount of additional Ordinary Shares, which may be offered and issued under the Registrant’s Amended 2016 Stock Option Plan, Amended and Restated 2015 Time-Based Restricted Stock Units Plan, or Amended and Restated 2015 Performance-Based Restricted Stock Units Plan as a result of stock splits, stock dividends, or similar transactions increasing the number of the Registrant's outstanding Ordinary Shares without any consideration.
(3)     Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the ADSs on the Nasdaq Global Select Market on July 25, 2022.

Table 2: Fee Offset Claims and Sources

N/A